Exhibit (c)(1)
P R O J E C T W R I G L E Y Highly Confidential Preliminary Working Draft October 27, 2010 S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L

This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client's subsidiaries, other than CNA Surety Corp. and its subsidiaries, the "Company") in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan. The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan's opinions and estimates constitute J.P. Morgan's judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects. Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan. J.P. Morgan's policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors. IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties. J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by a combination of J.P. Morgan Securities LLC, J.P. Morgan plc, J.P. Morgan Securities Ltd. and the appropriately licensed subsidiaries of JPMorgan Chase & Co. in Asia-Pacific, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, N.A. J.P. Morgan deal team members may be employees of any of the foregoing entities. English_Fairness or valuation P R O J E C T W R I G L E Y

Situation overview Historical trading performance Preliminary valuation considerations Process considerations Agenda Appendix 1 P R O J E C T W R I G L E Y

J.P. Morgan has been asked to assist CNA Financial Corp. ("CNA") with a review of a potential acquisition of the public minority of CNA Surety Corp. ("Surety") CNA owns 61.6% of Surety's outstanding common stock on a fully-diluted basis Surety has a market cap of $869 million and the current trading value of the public minority is $334 million1 Surety is the fourth largest provider of surety insurance products in North America, providing a range of commercial, contract and fidelity bonds in all 50 states through a network of approximately 37,000 independent agents The company is based in Chicago and was formed in 1997 through the merger of CNA's (then wholly-owned) surety business with publicly-traded, Capsure Holdings A buy-in of the minority shares of Surety is consistent with CNA's strategic objectives and is the natural next step for the company after solidifying its balance sheet and redeeming the remaining Loews preferred stock. A minority buy- in allows the company to: Further invest in a core U.S. specialty lines business that it knows well Expand overall earnings and retain a consistent stream of underwriting income Deploy excess capital and finance a transaction with internally available funds Simplify CNA's ownership / organizational structure A minority-buy in would also allow Surety to compete more efficiently against other larger, more diversified surety lines writers The surety business requires the support of a large well-capitalized balance sheet All other leading surety lines writers are larger, more diversified commercial lines P&C companies CNA already provides balance sheet support via a fronting agreement; minority buy-in would streamline this arrangement Situation overview 1 Based on closing price as of 10/26/10 2 P R O J E C T W R I G L E Y

Situation overview Historical trading performance Preliminary valuation considerations Agenda Process considerations Appendix 3 P R O J E C T W R I G L E Y

Post-merger stock price performance Analysis of Surety's historical stock price Date Line 1 VWAP since IPO VWAP 5-year VWAP 3-year VWAP 1-year Line 7 Line 8 Line 9 Line 10 Line 11 Line 12 Line 13 Line 14 Line 15 Line 16 Annotations 10/1/1997 15 14.86 10/2/1997 15.31 14.86 10/3/1997 15.88 14.86 10/6/1997 15 14.86 10/7/1997 15.75 14.86 10/8/1997 15.88 14.86 10/9/1997 16.5 14.86 10/10/1997 16 14.86 10/13/1997 15.88 14.86 10/14/1997 15.75 14.86 10/15/1997 15.38 14.86 10/16/1997 15.13 14.86 10/17/1997 15 14.86 10/20/1997 15.88 14.86 10/21/1997 15.75 14.86 10/22/1997 15.75 14.86 10/23/1997 15.56 14.86 10/24/1997 15.75 14.86 10/27/1997 14.5 14.86 10/28/1997 15.06 14.86 10/29/1997 15.38 14.86 10/30/1997 14.94 14.86 10/31/1997 15.19 14.86 11/3/1997 15.19 14.86 11/4/1997 15.06 14.86 11/5/1997 15.38 14.86 11/6/1997 15.25 14.86 11/7/1997 15.25 14.86 11/10/1997 14.88 14.86 11/11/1997 14.88 14.86 11/12/1997 14.38 14.86 11/13/1997 14.44 14.86 11/14/1997 14.5 14.86 11/17/1997 14.56 14.86 11/18/1997 14.56 14.86 11/19/1997 14.56 14.86 11/20/1997 14.75 14.86 11/21/1997 14.75 14.86 11/24/1997 14.69 14.86 11/25/1997 14.5 14.86 11/26/1997 14.44 14.86 11/27/1997 14.44 14.86 11/28/1997 14.5 14.86 12/1/1997 14.31 14.86 12/2/1997 14.88 14.86 12/3/1997 14.69 14.86 12/4/1997 15.44 14.86 12/5/1997 15.38 14.86 12/8/1997 15.63 14.86 12/9/1997 15.31 14.86 12/10/1997 15 14.86 12/11/1997 14.94 14.86 12/12/1997 14.81 14.86 12/15/1997 14.88 14.86 12/16/1997 14.94 14.86 12/17/1997 14.69 14.86 12/18/1997 14.63 14.86 12/19/1997 14.75 14.86 12/22/1997 14.5 14.86 12/23/1997 14.69 14.86 12/24/1997 14.81 14.86 12/25/1997 14.81 14.86 12/26/1997 14.56 14.86 12/29/1997 15 14.86 12/30/1997 15.25 14.86 12/31/1997 15.44 14.86 1/1/1998 15.44 14.86 1/2/1998 15.5 14.86 1/5/1998 15.38 14.86 1/6/1998 15.44 14.86 1/7/1998 15.44 14.86 1/8/1998 15.44 14.86 1/9/1998 14.44 14.86 1/12/1998 14.88 14.86 1/13/1998 15.19 14.86 1/14/1998 15.94 14.86 1/15/1998 15.63 14.86 1/16/1998 15.69 14.86 1/19/1998 15.69 14.86 1/20/1998 15.88 14.86 1/21/1998 15.56 14.86 1/22/1998 15.5 14.86 1/23/1998 15.44 14.86 1/26/1998 15.38 14.86 1/27/1998 15.44 14.86 1/28/1998 15.75 14.86 1/29/1998 15.75 14.86 1/30/1998 15.88 14.86 2/2/1998 15.88 14.86 2/3/1998 15.94 14.86 2/4/1998 15.5 14.86 2/5/1998 15.5 14.86 2/6/1998 15.38 14.86 2/9/1998 15.25 14.86 2/10/1998 15.25 14.86 2/11/1998 15.38 14.86 2/12/1998 15.38 14.86 2/13/1998 15.5 14.86 2/16/1998 15.5 14.86 Stock price performance by year 1 All time intraday max and min 2 2010YTD as of 10/26/10 Source: SNL Financial, FactSet $19.51 VWAP since merger = $14.86 4 P R O J E C T W R I G L E Y

Date Surety 10/26/2010 19.51 10/25/2010 19.28 10/22/2010 19.14 10/21/2010 19.13 10/20/2010 19.03 10/19/2010 18.63 10/18/2010 19.03 10/15/2010 18.79 10/14/2010 18.93 10/13/2010 18.7 10/12/2010 18.32 10/11/2010 18.31 10/8/2010 18.43 10/7/2010 18.03 10/6/2010 18.13 10/5/2010 18.13 10/4/2010 17.51 10/1/2010 18.07 9/30/2010 17.92 9/29/2010 17.76 9/28/2010 17.93 9/27/2010 17.67 9/24/2010 17.95 9/23/2010 17.2 9/22/2010 17.3 9/21/2010 17.41 9/20/2010 17.65 9/17/2010 17.15 9/16/2010 16.98 9/15/2010 17.32 9/14/2010 17.06 9/13/2010 17.07 9/10/2010 16.83 9/9/2010 16.82 9/8/2010 16.81 9/7/2010 16.72 9/3/2010 17.42 9/2/2010 17.16 9/1/2010 17.4 8/31/2010 16.76 8/30/2010 16.46 8/27/2010 16.76 8/26/2010 16.34 8/25/2010 16.64 8/24/2010 16.31 8/23/2010 16.42 8/20/2010 16.87 8/19/2010 16.29 8/18/2010 16.75 8/17/2010 16.54 8/16/2010 16.49 8/13/2010 16.31 8/12/2010 16.56 8/11/2010 16.45 8/10/2010 17.36 8/9/2010 17.74 8/6/2010 17.57 8/5/2010 17.39 8/4/2010 17.6 8/3/2010 17.31 8/2/2010 17.96 7/30/2010 17.25 7/29/2010 16.79 7/28/2010 16.71 7/27/2010 16.98 7/26/2010 16.7 7/23/2010 16.7 7/22/2010 16.36 7/21/2010 15.87 7/20/2010 16.22 7/19/2010 16.02 7/16/2010 15.9 7/15/2010 16.41 7/14/2010 16.5 7/13/2010 16.67 7/12/2010 16.1 7/9/2010 16.44 7/8/2010 16.19 7/7/2010 15.99 7/6/2010 15.62 7/2/2010 15.84 7/1/2010 15.97 6/30/2010 16.07 6/29/2010 16.16 6/28/2010 16.7 6/25/2010 16.65 6/24/2010 16.41 6/23/2010 16.55 6/22/2010 16.6 6/21/2010 16.73 6/18/2010 16.91 6/17/2010 16.86 6/16/2010 16.79 6/15/2010 16.85 6/14/2010 16.26 6/11/2010 16.41 6/10/2010 16.13 6/9/2010 15.64 6/8/2010 15.86 Surety public market overview 1 Diluted shares outstanding calculated under treasury method; 44,267,471 basic shares outstanding as of 10/21/10 plus dilutive impact of options and common stock units outstanding as of 12/31/09 2 Excludes parent company cash & cash equivalents; $30.0 million balance represents redemption value of pooled trust preferred securities issued in May 2004 3 Operating income calculated as net income less after-tax realized gains/(losses) and reserve releases; tax effected at 35.0% marginal rate Note: FAS115 represents after-tax net unrealized gains/(losses) on available for sale securities; included on the balance sheet as a component of accumulated other comprehensive income Source: FactSet, SNL Financial, CNA management Historical stock price performance Trading statistics $19.51 5 P R O J E C T W R I G L E Y

Date Surety 5-year average 10/26/2010 1.04 1.01 10/25/2010 1.02 1.01 10/22/2010 1.05 1.01 10/21/2010 1.05 1.01 10/20/2010 1.05 1.01 10/19/2010 1.03 1.01 10/18/2010 1.05 1.01 10/15/2010 1.04 1.01 10/14/2010 1.04 1.01 10/13/2010 1.03 1.01 10/12/2010 1.01 1.01 10/11/2010 1.01 1.01 10/8/2010 1.02 1.01 10/7/2010 0.99 1.01 10/6/2010 1 1.01 10/5/2010 1 1.01 10/4/2010 0.96 1.01 10/1/2010 1 1.01 9/30/2010 0.99 1.01 9/29/2010 0.98 1.01 9/28/2010 0.99 1.01 9/27/2010 0.97 1.01 9/24/2010 0.99 1.01 9/23/2010 0.95 1.01 9/22/2010 0.95 1.01 9/21/2010 0.96 1.01 9/20/2010 0.97 1.01 9/17/2010 0.94 1.01 9/16/2010 0.94 1.01 9/15/2010 0.95 1.01 9/14/2010 0.94 1.01 9/13/2010 0.94 1.01 9/10/2010 0.93 1.01 9/9/2010 0.93 1.01 9/8/2010 0.93 1.01 9/7/2010 0.92 1.01 9/3/2010 0.96 1.01 9/2/2010 0.95 1.01 9/1/2010 0.96 1.01 8/31/2010 0.92 1.01 8/30/2010 0.91 1.01 8/27/2010 0.92 1.01 8/26/2010 0.9 1.01 8/25/2010 0.92 1.01 8/24/2010 0.9 1.01 8/23/2010 0.9 1.01 8/20/2010 0.93 1.01 8/19/2010 0.9 1.01 8/18/2010 0.92 1.01 8/17/2010 0.91 1.01 8/16/2010 0.91 1.01 8/13/2010 0.9 1.01 8/12/2010 0.91 1.01 8/11/2010 0.91 1.01 8/10/2010 0.96 1.01 8/9/2010 0.98 1.01 8/6/2010 0.97 1.01 8/5/2010 0.96 1.01 8/4/2010 0.97 1.01 8/3/2010 0.95 1.01 8/2/2010 0.99 1.01 7/30/2010 0.95 1.01 7/29/2010 0.93 1.01 7/28/2010 0.92 1.01 7/27/2010 0.94 1.01 7/26/2010 0.92 1.01 7/23/2010 0.92 1.01 7/22/2010 0.9 1.01 7/21/2010 0.87 1.01 7/20/2010 0.89 1.01 7/19/2010 0.88 1.01 7/16/2010 0.88 1.01 7/15/2010 0.9 1.01 7/14/2010 0.91 1.01 7/13/2010 0.92 1.01 7/12/2010 0.89 1.01 7/9/2010 0.91 1.01 7/8/2010 0.89 1.01 7/7/2010 0.88 1.01 7/6/2010 0.86 1.01 7/2/2010 0.87 1.01 7/1/2010 0.88 1.01 6/30/2010 0.92 1.01 6/29/2010 0.92 1.01 6/28/2010 0.95 1.01 6/25/2010 0.95 1.01 6/24/2010 0.94 1.01 6/23/2010 0.95 1.01 6/22/2010 0.95 1.01 6/21/2010 0.96 1.01 6/18/2010 0.97 1.01 6/17/2010 0.96 1.01 6/16/2010 0.96 1.01 6/15/2010 0.96 1.01 6/14/2010 0.93 1.01 6/11/2010 0.94 1.01 6/10/2010 0.92 1.01 6/9/2010 0.89 1.01 6/8/2010 0.91 1.01 1 Book value excluding FAS115 (represents after-tax net unrealized gains/(losses) on available for sale securities) Source: FactSet, SNL; market data as of 10/26/10 Historical price-to-book multiples1 Analysis of Surety's historical trading multiples Historical price-to-tangible book multiples1 Date Surety Average 10/26/2010 0.89 0.84 10/25/2010 0.88 0.84 10/22/2010 0.9 0.84 10/21/2010 0.9 0.84 10/20/2010 0.89 0.84 10/19/2010 0.88 0.84 10/18/2010 0.89 0.84 10/15/2010 0.88 0.84 10/14/2010 0.89 0.84 10/13/2010 0.88 0.84 10/12/2010 0.86 0.84 10/11/2010 0.86 0.84 10/8/2010 0.87 0.84 10/7/2010 0.85 0.84 10/6/2010 0.85 0.84 10/5/2010 0.85 0.84 10/4/2010 0.82 0.84 10/1/2010 0.85 0.84 9/30/2010 0.84 0.84 9/29/2010 0.83 0.84 9/28/2010 0.84 0.84 9/27/2010 0.83 0.84 9/24/2010 0.84 0.84 9/23/2010 0.81 0.84 9/22/2010 0.81 0.84 9/21/2010 0.82 0.84 9/20/2010 0.83 0.84 9/17/2010 0.81 0.84 9/16/2010 0.8 0.84 9/15/2010 0.81 0.84 9/14/2010 0.8 0.84 9/13/2010 0.8 0.84 9/10/2010 0.79 0.84 9/9/2010 0.79 0.84 9/8/2010 0.79 0.84 9/7/2010 0.79 0.84 9/3/2010 0.82 0.84 9/2/2010 0.81 0.84 9/1/2010 0.82 0.84 8/31/2010 0.79 0.84 8/30/2010 0.77 0.84 8/27/2010 0.79 0.84 8/26/2010 0.77 0.84 8/25/2010 0.78 0.84 8/24/2010 0.77 0.84 8/23/2010 0.77 0.84 8/20/2010 0.79 0.84 8/19/2010 0.77 0.84 8/18/2010 0.79 0.84 8/17/2010 0.78 0.84 8/16/2010 0.77 0.84 8/13/2010 0.77 0.84 8/12/2010 0.78 0.84 8/11/2010 0.77 0.84 8/10/2010 0.82 0.84 8/9/2010 0.83 0.84 8/6/2010 0.83 0.84 8/5/2010 0.82 0.84 8/4/2010 0.83 0.84 8/3/2010 0.81 0.84 8/2/2010 0.84 0.84 7/30/2010 0.81 0.84 7/29/2010 0.79 0.84 7/28/2010 0.78 0.84 7/27/2010 0.8 0.84 7/26/2010 0.78 0.84 7/23/2010 0.78 0.84 7/22/2010 0.77 0.84 7/21/2010 0.75 0.84 7/20/2010 0.76 0.84 7/19/2010 0.75 0.84 7/16/2010 0.75 0.84 7/15/2010 0.77 0.84 7/14/2010 0.78 0.84 7/13/2010 0.78 0.84 7/12/2010 0.76 0.84 7/9/2010 0.77 0.84 7/8/2010 0.76 0.84 7/7/2010 0.75 0.84 7/6/2010 0.73 0.84 7/2/2010 0.74 0.84 7/1/2010 0.75 0.84 6/30/2010 0.78 0.84 6/29/2010 0.78 0.84 6/28/2010 0.81 0.84 6/25/2010 0.81 0.84 6/24/2010 0.8 0.84 6/23/2010 0.8 0.84 6/22/2010 0.8 0.84 6/21/2010 0.81 0.84 6/18/2010 0.82 0.84 6/17/2010 0.82 0.84 6/16/2010 0.81 0.84 6/15/2010 0.82 0.84 6/14/2010 0.79 0.84 6/11/2010 0.8 0.84 6/10/2010 0.78 0.84 6/9/2010 0.76 0.84 6/8/2010 0.77 0.84 0.89x Average 0.84x 1.03x Average 1.01x Since 9/15/08 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 < 1.00x 479 1.00x - 1.25x 54 1.25x - 1.50x 1 > 1.50x 0 90% Days trading in various P/BV ranges1 10% 0% 0% Days trading in various P/TBV ranges1 Since 9/15/08 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 < 1.00x 294 1.00x - 1.25x 191 1.25x - 1.50x 46 > 1.50x 3 55% 36% 9% 1% 6 P R O J E C T W R I G L E Y

$9.00 - $13.00 $13.00-$15.00 $15.00-$17.00 $17.00-$19.00 $19.00-$22.00 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 0.265 0.395 0.316 0.024 $9.00 - $13.00 $13.00-$15.00 $15.00-$17.00 $17.00-$19.00 $19.00-$22.00 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 0 0 0.581 0.372 0.047 $9.00 - $13.00 $13.00-$15.00 $15.00-$17.00 $17.00-$19.00 $19.00-$22.00 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 0 0 0 0.739 0.261 One-month trading history (9/24/10 - 10/26/10) Surety historical shares traded analysis Six-month trading history (4/26/10 - 10/26/10) One-year trading history (10/26/09 - 10/26/10) Source: FactSet as of 10/26/10 Note: Public float calculated as fully-diluted shares outstanding less CNA ownership $9.00 - $13.00 $13.00-$15.00 $15.00-$17.00 $17.00-$19.00 $19.00-$22.00 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 0.045 0.272 0.382 0.249 0.052 Selected trading history (9/15/08 - 10/26/10) 7 P R O J E C T W R I G L E Y

Surety shareholder composition 1 % of fully-diluted shares outstanding at current market price (10/26/10) 2 Public float calculated as fully-diluted shares outstanding less CNA ownership Largest institutional shareholders Management and director ownership Note: Ownership positions as per Surety proxy statement filed 3/15/10 (including CNA) 1 % of fully-diluted shares outstanding at current market price Ownership breakdown Source: Thomson, Bloomberg, and Company filings as of Q2 2010 Datax CNA Financial 62 Insitutions (non index) 29 Institutions (index) 7 Retail 2 Directors and executive officers 0 Slice 6 Slice 7 Slice 8 Slice 9 Slice 10 Slice 11 Slice 12 Slice 13 Slice 14 Slice 15 Slice 16 44.5 million shares CNA 62% Institutions (non index) 29% Retail 2% Institutions (index) 7% 17.1 million shares Institutions (non index) 75% Retail 7% Institutions (index) 18% Institutions (non index) 0.75 Insitutions (index) 0.18 Retail 0.07 2 0 Slice 6 Slice 7 Slice 8 Slice 9 Slice 10 Slice 11 Slice 12 Slice 13 Slice 14 Slice 15 Slice 16 8 P R O J E C T W R I G L E Y

Situation overview Historical trading performance Preliminary valuation considerations Agenda Process considerations Appendix 9 P R O J E C T W R I G L E Y

1 Operating income calculated as net income less after-tax realized gains/(losses) and reserve releases; tax effected at 35.0% marginal rate Source: CNA management and company filings Summary historical and preliminary projected GAAP financials Preliminary CNA management estimates CNA management developed a preliminary ten year financial forecast for Surety under the current ownership structure. 2010E financials are based on actual performance through 9/30/10 and Surety's budget for 4Q'10. The forecast for 2011-2019 is driven by a few key assumptions: NPW growth: 1.25% per annum 2011-2019 2006-2010E NPW CAGR = 1.1% Net loss ratio: 2011-2013 = 32.0%; decreasing to constant 29.4% by 2016 2000-2009 gross loss ratio = 32.0%; 2000-2009 net loss ratio = 28.0% Investment portfolio yield: 3.9% pre-tax average yield 2011-2019; interim adjustments to reflect reinvestment in the current spread / rate environment 3Q'10 portfolio yield = 4.18% No distribution of capital to shareholders throughout the projection period $ millions, except per share data 10 P R O J E C T W R I G L E Y

Equity value ($ millions) Equity value per share2 $ millions Source: CNA management Note: Preliminary projections reflect adjustment for the distribution of free cash flow 1 2020E terminal year free cash flow based on 2019E net income 2 No distribution of free cash flow expected in 2010. 2011 free cash flow assumes a distribution of excess capital and ordinary course free cash flow on 6/30/11. 2012E-2019E free cash flow realized on March 31st of each year Discounted free cash flow analysis Implied terminal value price / book multiple3 Implied terminal value price / tangible book multiple3 Note: Valuation as of 10/27/10 1 Terminal growth represents assumed growth of 2019NPW 2 Fully-diluted basis 3 Excluding FAS115 11 P R O J E C T W R I G L E Y

Equity value per share1 - sensitivity to changes in loss ratio3 Discounted free cash flow sensitivity analysis Note: Valuation as of 10/27/10; sensitivity analysis to select metrics 1 Fully-diluted basis 2 Terminal growth equal to interim period annual NWP growth 3 Terminal growth equal to 1.25% 4 Long term loss ratio target; interim period loss ratios assumed to increase from 2011-2013 and ratably decrease to long-term target by 2016 Equity value per share1 - sensitivity to changes in net written premium growth2 Equity value per share1 - sensitivity to changes in 2011 excess capital3 12 P R O J E C T W R I G L E Y

Discount rate analysis Benchmarks 1 US 10-year treasury bond yield as of 10/26/10 2 Assumes risk free rate of 2.64% Note: Market data as of 10/26/10 Source: Company filings, FactSet, Barra Discount rate summary Beta vs. equity risk premium2 Surety historical predicted Barra beta Date Surety CNA Specialty property & casualty1 SUR median CNA median Specialty P&C index median Overall median Line 9 Line 10 Line 11 Line 12 Line 13 Line 14 Line 15 Line 16 Annotations 9/30/2010 1.108 1.179 0.999 1.191 1.404 1.051 1.039 8/31/2010 1.103 1.235 0.99 1.191 1.404 1.051 1.039 7/30/2010 1.123 1.148 0.984 1.191 1.404 1.051 1.039 6/30/2010 1.069 1.187 0.955 1.191 1.404 1.051 1.039 5/28/2010 1.125 1.247 0.991 1.191 1.404 1.051 1.039 4/30/2010 1.26 1.202 1.017 1.191 1.404 1.051 1.039 3/31/2010 1.299 1.281 1.051 1.191 1.404 1.051 1.039 2/26/2010 1.291 1.312 1.087 1.191 1.404 1.051 1.039 1/29/2010 1.221 1.228 1.027 1.191 1.404 1.051 1.039 12/31/2009 1.3 1.397 1.09 1.191 1.404 1.051 1.039 11/30/2009 1.178 1.404 1.048 1.191 1.404 1.051 1.039 10/30/2009 1.246 1.442 1.067 1.191 1.404 1.051 1.039 9/30/2009 1.191 1.381 1.093 1.191 1.404 1.051 1.039 8/31/2009 1.161 1.404 1.028 1.191 1.404 1.051 1.039 7/31/2009 1.12 1.534 1.026 1.191 1.404 1.051 1.039 6/30/2009 1.184 1.524 1.057 1.191 1.404 1.051 1.039 5/29/2009 1.118 1.693 1.037 1.191 1.404 1.051 1.039 4/30/2009 1.011 1.631 1.052 1.191 1.404 1.051 1.039 3/31/2009 1.21 1.691 1.055 1.191 1.404 1.051 1.039 2/27/2009 1.244 1.707 1.098 1.191 1.404 1.051 1.039 1/30/2009 1.249 1.607 1.095 1.191 1.404 1.051 1.039 12/31/2008 1.375 1.642 1.124 1.191 1.404 1.051 1.039 11/28/2008 1.22 1.698 1.075 1.191 1.404 1.051 1.039 10/31/2008 1.252 1.743 1.114 1.191 1.404 1.051 1.039 9/30/2008 1.077 1.162 0.981 1.191 1.404 1.051 1.039 8/29/2008 1.095 1.209 0.979 0.808 1.23 0.885 1.039 7/31/2008 1.039 1.25 0.948 0.808 1.23 0.885 1.039 6/30/2008 1.043 1.309 0.918 0.808 1.23 0.885 1.039 5/30/2008 0.974 1.253 0.903 0.808 1.23 0.885 1.039 4/30/2008 1.032 1.261 0.9 0.808 1.23 0.885 1.039 3/31/2008 1.014 1.258 0.889 0.808 1.23 0.885 1.039 2/29/2008 1.105 1.306 0.876 0.808 1.23 0.885 1.039 1/31/2008 0.989 1.057 0.881 0.808 1.23 0.885 1.039 12/31/2007 0.979 1.06 0.81 0.808 1.23 0.885 1.039 11/30/2007 0.988 1.05 0.79 0.808 1.23 0.885 1.039 10/31/2007 1.099 0.947 0.877 0.808 1.23 0.885 1.039 9/28/2007 1.073 0.996 0.881 0.808 1.23 0.885 1.039 8/31/2007 1.078 0.808 1.039 7/31/2007 0.833 0.808 1.039 6/29/2007 0.693 0.808 1.039 5/31/2007 0.693 0.808 1.039 4/30/2007 0.792 0.808 1.039 3/30/2007 0.823 0.808 1.039 2/28/2007 0.821 0.808 1.039 1/31/2007 0.775 0.808 1.039 12/29/2006 0.784 0.808 1.039 11/30/2006 0.722 0.808 1.039 10/31/2006 0.825 0.808 1.039 9/29/2006 0.74 0.808 1.039 8/31/2006 0.832 0.808 1.039 88.1 7/31/2006 0.76 0.808 1.039 6/30/2006 0.795 0.808 1.039 5/31/2006 0.745 0.808 1.039 4/28/2006 0.764 0.808 1.039 3/31/2006 0.695 0.808 1.039 2/28/2006 0.734 0.808 1.039 69.8 1/31/2006 0.694 0.808 1.039 12/30/2005 0.651 0.808 1.039 11/30/2005 0.706 0.808 1.039 10/31/2005 0.697 0.808 1.039 9/30/2005 0.724 0.808 1.039 Pre-crisis median: 0.808 Current 1.108 September 2008 Source: Barra Beta U.S. Equity Model Post-crisis median: 1.191 13 P R O J E C T W R I G L E Y

All industries premia analysis1 Precedent minority buy-in premia analysis Insurance industry premia analysis2 Source: SNL Financial, Factset and company filings 1 Reflects 97 minority buy-in transactions since 2001; including deal values >$25 million / excluding pending or withdrawn offers 2 Reflects 14 insurance minority buy-in transactions since 1998; including deal values >$25 million / excluding pending or withdrawn offers Column 1 Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 -0.196 One day prior 0.12 One week prior 0.127 One month prior 0.191 52-week high Column 1 Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 -0.196 One day prior 0.305 One week prior 0.303 One month prior 0.329 52-week high Column 1 Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 -0.266 One day prior 0.169 One week prior 0.161 One month prior 0.163 Median initial premium to: 52-week high Column 1 Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 -0.266 One day prior 0.307 One week prior 0.308 One month prior 0.31 52-week high One day prior / 52-week high One day prior / 52-week high One day prior / 52-week high One day prior / 52-week high Median initial premium to: Median final premium to: Median final premium to: 14 P R O J E C T W R I G L E Y

Analysis at various hypothetical prices $ millions, except per share data 1 Surety closing price as of 10/26/10 2 Fully-diluted equity value assuming shares outstanding as of 10/21/10 and diluted securities as of 12/31/09 3 Pooled trust preferred redemption value 4 Noncontrolling interest of 38.4% on fully diluted basis at current price 5 Estimated historical cost basis calculated based on VWAP of shares bought/sold on a quarterey basis since 1997 Note: Preliminary projections per CNA management 15 P R O J E C T W R I G L E Y

Situation overview Historical trading performance Preliminary valuation considerations Process considerations Agenda Appendix 16 P R O J E C T W R I G L E Y

If CNA elects to move forward with a buy in of the Surety minority, J.P. Morgan recommends it pursue a negotiated deal with a Special Committee of Surety's Board of Directors In a negotiated transaction, CNA would present a proposal for acquisition to Surety's Board of Directors and indicate a desire to negotiate a definitive transaction agreement with a Special Committee of Surety's Board of Directors The initial approach to Surety's Board of Directors is required to be publicly disclosed by the SEC CNA would have to file an amended form 13D indicating its intent to acquire the Surety minority CNA would also want to issue a press release announcing the offer After Surety's Board receives an offer, it would likely form a Special Committee of independent, disinterested directors and hire financial and legal advisors to review the proposal CNA would seek to negotiate final deal terms with the Special Committee and announce a definitive transaction with the Committee's support Negotiating process can be lengthy Material elements of the negotiation are required to be publicly disclosed, in addition to the final transaction agreement If an agreement is reached with the Special Committee, CNA can seek to structure the buy-in as a one step or two step merger Process considerations 17 P R O J E C T W R I G L E Y

Situation overview Historical trading performance Preliminary valuation considerations Process considerations Agenda Appendix 18 P R O J E C T W R I G L E Y

Simplified organizational structure Western Surety Co. South Dakota Surety Bonding Co. of America South Dakota Continental Casualty Co. Illinois Public float The Continental Insurance Co. Pennsylvania CNA SURETY CORP. Delaware CNA Surety Capital Trust I Delaware 60% 1.8% 38% SUR Insurance Agency Inc. South Dakota Universal Surety of America South Dakota The Continental Corp. New York CNA Financial Corporation Delaware 100% 100% 2% 100% 100% 100% 100% 100% 100% Source: CNA management and Schedule Y of 2009 annual statutory statements 19 P R O J E C T W R I G L E Y

Source: Company filings and SNL Financial Note: Shading denotes independent director Surety Board of Directors 20 P R O J E C T W R I G L E Y

Surety Senior management team Source: Company filings and SNL Financial 21 P R O J E C T W R I G L E Y

NPW YoY growth Line 2 Line 3 Net premiums written Stack 2 Stack 3 Stack 4 Stack 5 Stack 6 Stack 7 Stack 8 Stack 9 Stack 10 Stack 11 Stack 12 Stack 13 Stack 14 Stack 15 Stack 16 1999 0.13 3255 2000 0.025 3336 2001 -0.085 3052 2002 0.079 3294 2003 0.03 3394 2004 0.13 3836 2005 0.001 3840 2006 0.144 4391 2007 0.089 4784 2008 0.027 4913 2009 -0.026 4785 NPW NPW Y-o-Y Change Surety industry dynamics Surety bonds are tri-party agreements in which the surety insurer guarantees the performance of a third-party principal to the obligee Surety products are generally categorized into two broad groups: Contract: Secure a contractor's performance and/or payment obligations with respect to a construction project. Contract bonds are generally required by federal, state and local governments for public work projects. Commercial: Include all surety bonds other than contract and cover obligations typically required by law or regulation (e.g., license and permit bonds) The surety industry is highly concentrated with the top 10 writers controlling 67% market share and the top 20 controlling 81% Nearly all of the leading surety carriers are large, diversified commercial lines property & casualty insurers Surety carriers that write bonds for federal projects must have a certificate of authority issued by the U.S. Department of Treasury The Treasury Department conducts a financial review and sets a single bond size limit based on the statutory capital and surplus of each insurer Industry loss, expense and combined ratios1 1 Aggregate statutory data Source: SNL Financial; A.M Best Company Aggregates & Averages Surety market overview Net premiums written1 ($mm) 13% 3% (9)% 8% 3% 13% 0% 14% 9% 3% (3)% Loss ratio Expense ratio Combined ratio Line 4 Line 5 Line 6 Line 7 Line 8 Line 9 Line 10 Line 11 Line 12 Line 13 Line 14 Line 15 Line 16 1999 0.366 0.46 0.826 2000 0.555 0.483 1.038 2001 0.915 0.463 1.378 2002 0.801 0.447 1.248 2003 0.587 0.483 1.07 2004 0.742 0.437 1.179 2005 0.503 0.424 0.927 2006 0.243 0.436 0.679 2007 0.258 0.42 0.678 2008 0.205 0.417 0.622 2009 0.278 0.445 0.723 10-year CAGR = 4.8% Top Surety writers by direct premiums written1 ($mm) 22 P R O J E C T W R I G L E Y

Specialty property & casualty company trading multiples $ millions, except per share data Source: SNL, Factset, company filings, CNA management 1 2009 statutory DPW 2 Actual results for those companies that have reported 3Q'10 results; estimated results for those that have not released results 3 Estimated book value, tangible book value and 2011E RoAE exclude FAS115; calculated as last reported quarterly results rolled-forward for projected earnings, dividends and share repurchase Surety is the only pure-play publicly-traded surety lines company. J.P. Morgan has looked at a broad group of small and mid-capitalization specialty lines property & casualty insurance companies as a reference. 23 P R O J E C T W R I G L E Y

Key terms and definitions Key terms and definitions 24 P R O J E C T W R I G L E Y 1 Basic shares outstanding as of 9/30/10